UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 26, 2009 (May 22, 2009)

EPL INTERMEDIATE, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-115644	13-4092105
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3535 Harbor Blvd. Suite 100, Costa Mesa, California 92626
(Address of principal executive offices, including zip code)

(714) 599-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Senior Secured Credit Facility

On May 22, 2009, El Pollo Loco, Inc. (the “Company”) entered into a new senior secured credit agreement (the “Credit Agreement”) with Jefferies Finance LLC, as lead arranger, collateral agent and administrative agent (in its capacity as administrative agent, the “Agent”), and the lenders from time to time party thereto. The Credit Agreement will make available to the Company a three year and two month senior secured revolving credit facility (the “Facility”) in an aggregate amount of up to $12.5 million (the “Commitment Amount”). The Company may draw up to an aggregate amount of $10.0 million of the Facility as letters of credit at any time. The Company’s ability to borrow under the Facility will be limited at any time to the lesser of (i) the Commitment Amount and (ii) EPL Intermediate Inc.’s and its subsidiaries' consolidated cash flow for the most recently completed trailing twelve consecutive months for which financial statements have been delivered to the Agent as of such time.  The proceeds of the Facility will be used for refinancing the Company’s existing indebtedness and back-stopping the Company’s issued and outstanding letters of credit under its existing credit facility and financing its ongoing working capital, capital expenditures and general corporate needs.

The Facility will bear interest, at the Company’s option, at a rate equal to either (a) a base rate determined by reference to the higher of (1) J.P. Morgan Chase Bank, N.A.’s “base rate” plus the applicable margin, (2) the federal funds rate plus 0.50% plus the applicable margin, and (3) the LIBOR rate for a one, two, three or six month interest period plus the applicable margin or (b) the LIBOR rate plus the applicable margin.  The applicable margin will be equal to 4.50% for base rate loans and 5.50% for LIBOR loans. Upon the occurrence and during the continuance of an event of default, the applicable margin will increase by 2.00%.

Subject to certain exceptions, the Facility has mandatory prepayments with respect to insurance proceeds resulting from any casualty or condemnation, asset sales, certain debt incurrences, tax returns and other extraordinary events.

All obligations under the Credit Agreement will be unconditionally guaranteed by EPL Intermediate, Inc., a Delaware corporation (the “Guarantor”). All obligations under the Facility, including the guarantee of those obligations, will be secured by substantially all of the Company’s assets and the assets of the Guarantor, subject to certain exceptions (the “Collateral”). The lenders will each benefit from a pari passu first priority security interest in the Collateral.

The Credit Agreement contains a number of covenants that, among other things, restrict, subject to certain exceptions, the Company’s ability and the ability of the Guarantor to (i) incur additional indebtedness or issue preferred stock; (ii) create liens on assets; (iii) engage in mergers or consolidations; (iv) sell assets; (v) make certain restricted payments; (vi) make investments, loans or advances; (vii) make certain acquisitions; (viii) engage in certain transactions with affiliates; (ix) change the Company’s lines of business or fiscal year; and (x) engage in speculative hedging transactions. In addition, the Credit Agreement will require the Company and the Guarantor to maintain, on a consolidated basis, a minimum level of consolidated cash flow at all times. The Credit Agreement also contains affirmative covenants and events of default customary for credit facilities of this type.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement which is filed as Exhibit 99.1 hereto and which is incorporated herein by reference.

The Purchase Agreement, Indenture and Registration Rights Agreement

On May 22, 2009, the Company completed the offering of $132,500,000 aggregate principal amount of its 11.75% Senior Secured Notes due 2012 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A, and outside of the United States pursuant to Regulation S, under the Securities Act of 1933, as amended (the “Notes Offering”).  The Company intends to apply the net proceeds from the sale to repay all of the amount outstanding under the Company’s existing credit facility, the Company’s senior secured notes due 2009 and the excess will be used for other general corporate purposes.

The Company entered into a Purchase Agreement, dated May 14, 2009 (the “Purchase Agreement”), among the Company, the Guarantor and Jefferies & Company, Inc., (the “Initial Purchaser”), in connection with the Notes Offering.  Pursuant to the Purchase Agreement, the Company agreed to sell the Notes to the Initial Purchaser, and the Initial Purchaser agreed to purchase the Notes for resale as described above. The Company sold the Notes to the Initial Purchaser at an issue price of 93.249% of the principal amount thereof, and the Initial Purchaser offered the Notes at a price of 98.000% of the principal amount thereof.   The Purchase Agreement includes customary representations, warranties and covenants by the Company and the Guarantor.  It also provides for customary indemnification by each of the Company, the Guarantor and the Initial Purchaser against certain liabilities and customary contribution provisions in respect of those liabilities.

The Notes were issued under and are governed by an indenture, dated May 22, 2009 (the “Indenture”), between the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).  The Indenture provides for the issuance and sets forth the terms of the Notes.  Interest is payable on the Notes on June 1 and December 1 of each year, commencing on December 1, 2009. The notes will be guaranteed by the Guarantor and all of the Company’s future domestic subsidiaries. The Notes and the related guarantees will be secured by a second-priority lien on substantially all of the Company’s assets and the assets of the Guarantor, subject to certain exceptions, which will also secure the Company’s new revolving Credit Agreement on a first-priority basis.  The Indenture governing the Notes contains a number of covenants that, among other things, restrict, subject to certain exceptions, the Company’s ability to, (i) incur certain liens securing indebtedness, (ii) engage in certain sale and leaseback transactions, and (iii) enter into certain consolidations, mergers, conveyances, transfers or leases of all or substantially all the Company’s assets. The Company may issue additional debt from time to time pursuant to the Indenture.

In connection with the completion of the Notes Offering, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of May 22, 2009, among the Company, the Guarantor and the Initial Purchaser. The Registration Rights Agreement requires the Company and the Guarantor to, at their own expense, use its reasonable best efforts (i) to file with the Securities and Exchange Commission (“SEC”) a registration statement (the “Exchange Offer Registration Statement”) covering an offer to exchange the Notes for freely tradeable notes with substantially similar terms within 150 calendar days of the issue date of the Notes (the “Closing Date”), (ii) to cause the Exchange Offer Registration Statement to be declared effective by the SEC within 240 calendar days of the Closing Date, (iii) to keep the Exchange Offer Registration Statement effective until the exchange offer is consummated, (iv) to keep the exchange offer open for acceptance for a period of not less than 30 days after the date that notice is mailed to the holders of the Notes and (v) if the Exchange Offer Registration Statement is not declared effective, or if the exchange offer is not consummated, on the dates specified for such effectiveness or consummation, or if certain other events occur, to file a shelf registration statement for the resale of the Notes.

If (i) the Company and the Guarantor do not file the Exchange Offer Registration statement with the SEC on or prior to the 150th calendar day following the Closing Date, (ii) the Exchange Offer Registration Statement has not been declared effective on or prior to the 240th calendar day following the Closing Date or (iii) the exchange offer is not consummated and no shelf registration statement is declared effective on or prior to the 360th calendar day following the Closing Date, the interest rate borne by the Notes will be increased by one-quarter of one percent per annum, beginning the day after the date specified in clause (i), (ii) or (iii) above, as applicable. Thereafter, the interest rate borne by the Notes will be increased by an additional one-quarter of one percent per annum for each 90-day period that elapses before additional interest ceases to accrue in accordance with the following sentence; provided that the aggregate increase in such annual interest rate may in no event exceed one percent.

The foregoing descriptions of the Purchase Agreement, the Indenture and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed as Exhibits 1.1, 4.1 and 4.2 hereto, respectively, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the description regarding the Company’s issuance and sale of the Notes contained in Item 1.01 above, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are filed herewith:

(d) Exhibits.

Exhibit No.	Description
1.1	Purchase Agreement, dated May 14, 2009, by and among El Pollo Loco, Inc., EPL Intermediate, Inc., as guarantor, and Jefferies & Company, Inc., as initial purchaser.
4.1	Indenture, dated as of May 22, 2009, among El Pollo Loco, Inc., EPL Intermediate, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.2	Registration Rights Agreement, dated as of May 22, 2009, among El Pollo Loco, Inc., EPL Intermediate, Inc., as guarantor, and Jefferies & Company, Inc., as initial purchaser.
99.1
Credit Agreement, dated as of May 22, 2009, among El Pollo Loco, Inc., EPL Intermediate, Inc., the Subsidiary Guarantors (as defined therein), the Lenders (as defined therein), Jefferies Finance LLC, as lead arranger, book manager, documentation agent for the Lenders, administrative agent for the Lenders and collateral agent for the Secured Parties (as defined therein), Jefferies Finance LLC, as syndication agent and Jefferies Finance LLC, as issuing bank for the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPL INTERMEDIATE, INC.

Dated: May 26, 2009	By:	/s/ Jerry L. Lovejoy
Name: Jerry L. Lovejoy
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
1.1	Purchase Agreement, dated May 14, 2009, by and among El Pollo Loco, Inc., EPL Intermediate, Inc., as guarantor, and Jefferies & Company, Inc., as initial purchaser.
4.1	Indenture, dated as of May 22, 2009, among El Pollo Loco, Inc., EPL Intermediate, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.2	Registration Rights Agreement, dated as of May 22, 2009, among El Pollo Loco, Inc., EPL Intermediate, Inc., as guarantor, and Jefferies & Company, Inc., as initial purchaser.
99.1
Credit Agreement, dated as of May 22, 2009, among El Pollo Loco, Inc., EPL Intermediate, Inc., the Subsidiary Guarantors (as defined therein), the Lenders (as defined therein), Jefferies Finance LLC, as lead arranger, book manager, documentation agent for the Lenders, administrative agent for the Lenders and collateral agent for the Secured Parties (as defined therein), Jefferies Finance LLC, as syndication agent and Jefferies Finance LLC, as issuing bank for the Lenders.